Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

PROXY              THE WET SEAL, INC. PROXY--SPECIAL MEETING               PROXY



                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING __________, 2001

         The undersigned, a stockholder of The Wet Seal, Inc., a Delaware corporation, appoints Kathy Bronstein and Irving Teitelbaum, or either of them, his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of The Wet Seal, Inc. to be held at the offices of the Company located at 26972 Burbank, Foothill Ranch, California 92610 on __________, 2001, at 10:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated ____________, 2001, receipt of which is acknowledged by the undersigned:


Check here for
address change  /   /
                                                      NEW ADDRESS:

                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------

             (Continued and to be signed and dated on reverse side)

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

 /X/ PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

The Board of Directors recommends voting FOR the following proposal.

                                                      FOR     AGAINST    ABSTAIN
1.   Approval of an amendment to the Company's
     certificate of incorporation to increase the     /  /    /  /       /  /
     authorized number of shares of class A common stock from 20,000,000 shares to 60,000,000 shares.

2. Such other matters as may properly come before the Special Meeting. The Board of Directors at present knows of no other matters to be brought before the Special Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR proposal 1 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Special Meeting.

IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE(S)___________________________________________ DATE___________________
NOTE: lease sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.